EXHIBIT 99.1

PennantPark Investment Corporation Announces Financial Results for Quarter and Year Ended September 30, 2009

NEW YORK, Nov. 18, 2009 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (Nasdaq:PNNT) today announces financial results for its fourth quarter and fiscal year ended September 30, 2009.

 HIGHLIGHTS
 ----------
 Fiscal year ended September 30, 2009
 ($ in millions, except per share amounts)
 Investment portfolio                                        $  469.8
 Net assets                                                  $  300.6
 Net asset value per share                                   $  11.85

 Credit facility (Cost $225.1)                               $  175.5

 Investment portfolio composition and yield:
  Subordinated debt, second lien secured debt, senior
   secured debt, and equity (core)                           $  427.1

  Senior secured debt (non-core)                             $   42.7
  Weighted average yield on debt investments                     11.4%
  Weighted average yield on core debt investment                 12.5%
  Weighted average yield on non-core debt investments             3.1%

                                           Year Ended    Quarter Ended
                                          September 30,  September 30,
                                              2009           2009
 Operating Results:                       -------------  -------------
  Net investment income                      $   22.7       $    6.0
  Net investment income per share                1.08           0.28*
  Distributions declared per share               0.96           0.24

 Portfolio Activity:
  Purchase of long term investments          $  112.7       $   64.8
  Sales and repayments of long term
   investments                               $   28.0       $   15.1

  Number of new portfolio companies
   invested                                        11              5
  Number of existing portfolio companies
   invested                                         8              3
  Number of portfolio companies at end of
   period                                          42             42

 *Net investment income per share before follow-on offering is $0.29.

Except where the context suggests otherwise, the terms "we," "us," "our," "Company," and "PennantPark Investment" refer to PennantPark Investment Corporation.

CONFERENCE CALL AT 10:00 A.M. ET ON NOVEMBER 19, 2009

The Company will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, November 19, 2009 to discuss its fourth quarter and fiscal year end 2009 results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 500-6955 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-2171. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through December 3, 2009 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all replays, please reference conference ID #4343815.

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2009, our portfolio totaled $469.8 million and consisted of $157.1 million of subordinated debt, $134.4 million of second lien secured debt, $150.6 million of senior secured loans, and $27.7 million of preferred and common equity investments. This compares to our portfolio as of September 30, 2008, which totaled $372.1 million and consisted of $166.2 million of subordinated debt, $104.2 million of second lien secured debt, $78.8 million of senior secured loans, and $22.9 million of preferred and common equity investments.

We consider our core assets, by value and investment focus, to consist of subordinated debt, second lien secured debt, certain senior secured investments, and to a lesser extent, equity investments. As of September 30, 2009, our core assets totaled $427.1 million and consisted of investments in thirty different companies with an average investment size of $14.2 million per company, and a weighted average yield of 12.5% on debt investments. This compares to our core assets as of September 30, 2008, which totaled $305.5 million and consisted of investments in nineteen different companies with an average investment size of $16.1 million per company and weighted average yield of 12.5% on debt investments.

As of September 30, 2009, our non-core senior secured loan portfolio totaled $42.7 million and consisted of thirteen different companies (including one company also in our core portfolio) with an average investment size of $3.3 million, and a weighted average yield of 3.1%. This compares to our non-core senior secured loan portfolio as of September 30, 2008, which totaled $66.6 million and consisted of nineteen different companies (including one company also in our core portfolio) with an average investment size of $3.5 million and a weighted average yield of 5.2%.

As of September 30, 2009, our overall portfolio consisted of forty-two companies with an average investment size of $11.2 million and a weighted average yield on debt investments of 11.4%. The portfolio was invested 33% in subordinated debt, 29% in second lien secured debt, 32% in senior secured loans and 6% in preferred and common equity investments. This compares to our portfolio as of September 30, 2008, which consisted of thirty-seven companies with an average investment size of $10.1 million and a weighted average yield on debt investments of 11.1%, and which was invested 45% in subordinated debt, 28% in second lien secured debt, 21% in senior secured loans and 6% in preferred and common equity investments.

For the three months ended September 30, 2009, we invested $64.8 million in five new and three existing portfolio companies with an overall average yield of 13.8% on debt investments. Sales and repayments of long-term investments for the same period totaled $15.1 million. This compares to the three months ended September 30, 2008 when we invested $57.4 million in three new portfolio companies with an overall average yield of 14.2% on debt investments. Sales and repayments of long-term investments for the same period totaled $55.7 million.

For the fiscal year ended September 30, 2009, we invested $112.7 million in eleven new and eight existing portfolio companies with an overall average yield of 14.5% on debt investments. Sales and repayments of long-term investments for the same period totaled $28.0 million. This compares to the fiscal year ended September 30, 2008 when we invested $206.8 million in eleven new and five existing portfolio companies with an overall average yield of 13.8% on debt investments. Sales and repayments of long-term investments for the same period totaled $70.1 million.

"We had an active quarter as we invested approximately $65 million," said Arthur Penn, Chairman and Chief Executive Officer. "The addition of primarily senior secured debt investments with attractive expected returns is intended to result in a higher yielding portfolio with reduced risk. We are continuing to see a number of attractive opportunities, which can help us grow income."

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months and fiscal years ended September 30, 2009 and 2008.

Investment Income

Investment income for the three months ended September 30, 2009 and 2008 was $11.8 million and $11.4 million, respectively. Investment income for the three months ended September 30, 2009 was attributable to $5.9 million from subordinated debt investments, $2.8 million from second lien secured debt investments, and $2.1 million from senior secured loan investments with the remainder attributable to net accretion of discounts and amortization of premiums. This compares to investment income for the three months ended September 30, 2008 that was primarily attributable to $2.1 million from subordinated debt investments, $3.8 million from second lien secured debt investments, and $4.7 million from senior secured loan investments with the remainder attributable to interest income from short-term investments, accretion of discounts and amortization of premiums.

Investment income for the fiscal years ended September 30, 2009 and 2008 were $45.1 million and $39.8 million, respectively. Investment income for the fiscal year ended September 30, 2009 was attributable to $24.1 million from subordinated debt investments, $12.2 million from second lien secured debt investments, and $6.0 million from senior secured loan investments with the remainder attributable to net accretion of discounts and amortization of premiums. This compares to investment income for the fiscal year ended September 30, 2008 that was primarily attributable to $7.2 million from subordinated debt investments, $14.7 million from second lien secured debt investments, and $16.2 million from senior secured loan investments with the remainder attributable to interest income from short-term investments, accretion of discounts and amortization of premiums.

Expenses

Expenses for the three months ended September 30, 2009 and 2008 totaled $5.8 million and $6.0 million, respectively. Of these totals, base management fees were $2.2 million and $1.9 million, and performance-based incentive fee totaled $1.5 million and $1.4 million, respectively. Credit facility related expenses totaled, $0.8 million and $1.9 million, and general and administrative expenses totaled $1.3 million and $0.8 million, respectively, for the same periods.

Net Expenses for the fiscal years ended September 30, 2009 and 2008 totaled $22.4 million and $21.2 million, respectively. Of these totals, net base management fees were $7.7 million and $6.7 million, and performance-based incentive fee totaled $5.7 million and $3.8 million, respectively. Credit facility expenses totaled $4.6 million and $6.3 million, and general and administrative expenses totaled $4.4 million and $4.4 million, respectively, for the same periods.

Net Investment Income

Net investment income totaled $6.0 million and $5.4 million or $0.28 and $0.26 per share for the three months ended September 30, 2009 and 2008, respectively.

Net investment income totaled $22.7 million and $18.6 million or $1.08 and $0.88 per share for the fiscal years ended September 30, 2009 and 2008, respectively.

Net Realized Loss

Sales and repayments of long-term investments totaled $15.1 million and $55.7 million, for the three months ended September 30, 2009 and 2008, respectively. Net realized losses totaled $8.4 million and $10.5 million, respectively, for the same periods.

Sales and repayments of long-term investments totaled $28.0 million and $70.1 million, respectively, for the fiscal years ended September 30, 2009 and 2008. Net realized losses totaled $39.2 million and $11.2 million, respectively, for the same periods.

Net Unrealized Appreciation (Depreciation) on Investments, cash equivalents and credit facility

Net change in unrealized appreciation (depreciation) on investments and cash equivalents totaled $32.2 million and $(5.9) million for the three months ended September 30, 2009 and 2008, respectively. Net change in unrealized depreciation on credit facility totaled $(3.6) million for the three months ended September 30, 2009.

Net change in unrealized appreciation (depreciation) on investments and cash equivalents totaled $44.5 million and $(48.1) million for the fiscal years ended September 30, 2009 and 2008, respectively. Net change in unrealized appreciation on credit facility totaled $7.8 million for the fiscal year ended September 30, 2009.

On September 30, 2009 and 2008, net unrealized depreciation on investments and cash equivalents totaled $27.5 million and $72.0 million, respectively. On September 30, 2009, net unrealized appreciation on credit facility totaled $49.6 million.

Net Increase (Decrease) in Net Assets from Operations

Net increase (decrease) in net assets resulting from operations totaled $26.2 million and $(11.0) million or $1.23 and $(0.53) per share, for the three months ended September 30, 2009 and 2008, respectively.

Net increase (decrease) in net assets resulting from operations totaled $35.8 million and $(40.7) million or $1.70 and $(1.93) per share, for the fiscal years ended September 30, 2009 and 2008, respectively.

LIQUIDITY AND CAPITAL RESOURCES

PennantPark Investment's liquidity and capital resources are generated primarily through its senior secured, multi-currency, $300.0 million, five-year revolving credit facility maturing in June 2012 as well as from cash flows from operations, investment sales and prepayments, and income earned from investments and cash equivalents. On September 30, 2009, PennantPark Investment had outstanding borrowings of $225.1 million (including a $7.0 million temporary draw) with a fair value of $175.5 million, with a weighted average interest rate at the time of 1.31%, and had cash equivalents of $33.2 million.

PennantPark Investment has and may continue to raise additional equity or debt capital through a registered offering of a shelf registration or may securitize a portion of its investments among other considerations. On August 25, 2009, our stockholders approved a proposal that authorizes us to sell shares of our common stock below the then current net asset value per share of our common stock in one or more offerings for a 12-month period. On September 29, 2009, we sold shares of our common stock below the then current net asset value per share of common stock. Any decision to sell shares of our common stock below the then current net asset value per share of our common stock in one or more offerings is subject to the determination by our board of directors that such issuance and sale is in our and our stockholders' best interests. Any sale or other issuance of shares of our common stock at a price below net asset value per share has resulted and will continue to result in an immediate dilution to your interest in our common stock and a reduction of our net asset value per share.

Our operating activities used cash of $32.5 million for the three months ended September 30, 2009, and our financing activities provided net cash proceeds of $65.2 million for the same period, primarily from both proceeds on a follow-on public offering and net borrowings on our credit facility. Our operating activities used cash of $42.4 million for the fiscal year ended September 30, 2009, and our financing activities provided net cash proceeds of $35.4 million for the same period, primarily from both proceeds on a follow-on public offering and net borrowings on our credit facility.

Our operating activities provided cash of $6.4 million for the three months ended September 30, 2008, and our financing activities used cash of $7.2 million for the same period, primarily from net repayments under our credit facility. Our operating activities used cash of $390.7 million for the fiscal year ended September 30, 2008, and our financing activities provided cash proceeds of $173.0 million for the same period, primarily from net borrowings under our credit facility.

DISTRIBUTIONS

During the fiscal years ended September 30, 2009 and 2008, we paid to stockholders distributions of $0.96 and $0.90 per share or $20.2 million and $19.0 million, respectively. For the three months ended September 30, 2009 and 2008, we paid stockholders distributions of $0.24 or $5.1 million for both respective periods. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year.

AVAILABLE INFORMATION

PennantPark Investment Corporation makes available on its website its Annual Report on Form 10-K, which also serves as its annual report to stockholders. The Company has filed its Annual Report on Form 10-K with the Securities Exchange Commission, and stockholders may find the report on www.pennantpark.com. Stockholders may receive a hard copy of the annual report free of charge by submitting a written request to the Company.

                  PENNANTPARK INVESTMENT CORPORATION
                 STATEMENTS OF ASSETS AND LIABILITIES
                              (Audited)

                                            September 30, September 30,
                                                2009          2008
                                            ------------  ------------
 Assets
 Investments at fair value
  Non-controlled, non-affiliated
   investments, at fair value (cost--
   $479,909,805 and $427,481,745,
   respectively)                            $453,644,335  $354,261,950
  Non-controlled, affiliated investments,
   at fair value (cost--$17,378,081 and
   $16,692,261, respectively)                 16,115,738    17,885,870
                                            ------------  ------------

  Total of Investments, at fair value
   (cost - $497,287,886 and $444,174,006,
   respectively)                             469,760,073   372,147,820
 Cash equivalents                             33,247,666    40,249,201
 Interest receivable                           5,539,056     6,046,199
 Receivables for investments sold              2,726,007            --
 Prepaid expenses and other assets             1,108,567     1,367,479
                                            ------------  ------------
   Total assets                              512,381,369   419,810,699
                                            ============  ============

 Liabilities
 Distributions payable                         5,056,505     5,056,505
 Payable for investments purchased            19,489,525            --
 Unfunded investments                          6,331,385            --
 Credit facility payable (fair value:
  $175,475,380 and $160,204,000,
  respectively, and cost: $225,100,000 and
  $202,000,000, respectively)                175,475,380   202,000,000
 Interest payable on credit facility              72,788       725,317
 Management fees payable                       2,220,110        85,896
 Performance-based incentive fee payable       1,508,164       123,033

 Accrued other expenses                        1,647,244     1,091,688
                                            ------------  ------------
   Total liabilities                         211,801,101   209,082,439
                                            ------------  ------------

 Net Assets

 Common stock, par value $0.001 per share,
  100,000,000 shares authorized and
  25,368,772 and 21,068,772 shares issued
  and outstanding, respectively                   25,369        21,069
 Paid-in capital in excess of par            327,062,304   294,586,604
 Undistributed (distributions in excess of)
  net investment income                        1,890,235      (602,660)
 Accumulated net realized loss on
  investments and cash equivalents           (50,494,447)  (11,250,567)

 Net unrealized depreciation on investments
  and cash equivalents                       (27,527,813)  (72,026,186)
 Cumulative effect of adoption of fair value
  option on credit facility                   41,796,000            --
 Net unrealized depreciation on credit
  facility                                     7,828,620            --
                                            ------------  ------------
   Total net assets                         $300,580,268  $210,728,260
                                            ============  ============
   Total liabilities and net assets         $512,381,369  $419,810,699
                                            ============  ============
 Net asset value per share                  $      11.85  $      10.00
                                            ============  ============

                  PENNANTPARK INVESTMENT CORPORATION
                       STATEMENTS OF OPERATIONS
                              (Audited)

                                             Year ended    Year ended
                                            September 30, September 30,
                                                2009          2008
                                          ------------  ------------
 Investment income:
 From non-controlled, non-affiliated
  investments:
   Interest                                 $ 43,555,240  $ 38,149,813
   Dividends                                          --            --
   Other                                         212,304       255,944
 From non-controlled, affiliated
  investments:
   Interest                                    1,351,227     1,405,205
                                            ------------  ------------
     Total investment income                  45,118,771    39,810,962
                                            ------------  ------------

 Expenses:
   Base management fee                         7,715,615     7,136,580
   Performance-based incentive fee             5,683,388     3,791,900
   Interest and other credit facility
    expenses                                   4,628,564     6,308,933
   Administrative services expenses            2,319,759     2,301,973
   Other general and administrative expenses   2,052,530     2,136,303
                                            ------------  ------------
   Expenses before base management fee
    waiver                                    22,399,856    21,675,689
                                            ------------  ------------
   Base management fee waiver                         --      (420,731)
   Income tax expense                                 --            --
                                            ------------  ------------
   Net expenses                               22,399,856    21,254,958
                                            ------------  ------------
   Net investment income                      22,718,915    18,556,004
                                            ------------  ------------
 Realized and unrealized gain (loss) on
  investments, cash equivalents and credit
  facility:
 Net realized loss on non-controlled,
  non-affiliated investments and cash
  equivalents                                (39,243,879)  (11,154,735)
 Net change in unrealized appreciation
  (depreciation) on:
   Non-controlled, non-affiliated
    investments and cash equivalents          46,954,325   (49,052,812)
   Non-controlled, affiliated investments     (2,455,952)      948,604
   Credit facility                             7,828,620            --
                                            ------------  ------------
   Net change in unrealized appreciation
    (depreciation)                            52,326,993   (48,104,208)
                                            ------------  ------------

 Net realized and unrealized gain (loss)
  from investments, cash equivalents and
  credit facility                             13,083,114   (59,258,943)
                                            ------------  ------------
 Net increase (decrease) in net assets
  resulting from operations                 $ 35,802,029  $(40,702,939)
                                            ============  ============
 Net increase (decrease) in net assets
  resulting from operations per common
  share                                     $       1.70  $      (1.93)
 Net investment income per common share     $       1.08  $       0.88

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of mezzanine debt, senior secured loans and equity investments. From time to time, we may also invest in public companies whose securities are thinly traded. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT:  PennantPark Investment Corporation
          Aviv Efrat
          Reception: (212) 905-1000
          www.pennantpark.com